May 23, 2003


Dear Member:

We are pleased to announce that Community First Bank is converting from the mutual to the stock form of organization (the "Conversion"), upon the completion of the conversion, Community First Bank will then become a wholly-owned subsidiary of a new holding company, Community First Bancorp, Inc. In connection with the Conversion, Community First Bancorp, Inc. is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

Unfortunately, Community First Bancorp, Inc. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Community First Bancorp, Inc.

However, as a member of Community First Bank, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on June 24, 2003. Therefore, enclosed is a proxy card, a proxy statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the proxy statement) and a return envelope for your proxy card.

We invite you to attend the Special Meeting of Members on June 24, 2003. However, whether or not you are able to attend the meeting, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



William M. Tandy
Chairman, President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY COMMUNITY FIRST BANCORP, INC., COMMUNITY FIRST BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

May 23, 2003


Dear Friend:

We are pleased to announce that Community First Bank is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, Community First Bancorp, Inc., the newly-formed holding company for Community First, is offering common stock in a subscription offering pursuant to a Plan of Conversion.

Because we believe you may be interested in learning more about the merits of Community First common stock as an investment, we are sending you the following materials which describe the Offering.

         PROSPECTUS: This document provides detailed information about the Bank's operations and the proposed Offering of Community First Bancorp, Inc. common stock.

         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Madisonville, Kentucky time, on June 17, 2003.

As a friend of the Bank, you will have the opportunity to buy common stock directly from the Company in the Offering without paying a commission or fee. If you have additional questions regarding the Conversion and Offering, please call us at (XXX) XXX-XXXX Monday through Friday from 8:30 a.m. to 4:00 p.m., or stop by the Stock Information Center located at 240 S Main Street, Madisonville, Kentucky.

We are pleased to offer you this opportunity to become a shareholder of Community First Bancorp, Inc.

Sincerely,



William M. Tandy
Chairman, President and Chief Executive Officer





THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY COMMUNITY FIRST BANCORP, INC., COMMUNITY FIRST BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

May 23, 2003


Dear Member:

We are pleased to announce that Community First Bank is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, Community First Bancorp, Inc., the newly-formed holding company for Community First, is offering common stock in a subscription offering pursuant to a Plan of Conversion.

To accomplish this Conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy materials, is your proxy card, the detachable section on top of the order form having your name and address. This proxy card should be signed and returned to us prior to the Special Meeting of Members to be held on June 24, 2003. Please take a moment now to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE CONVERSION.

The Board of Directors believes the Conversion will offer a number of advantages, such as an opportunity for depositors of Community First Bank to become shareholders. Please remember:

> Your deposit accounts will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

> There will be no change in the balance, interest rate or maturity of any deposit account or loan because of the Conversion.

> Members have a right, but not an obligation, to buy Community First Bancorp, Inc. common stock and may do so without the payment of a commission or fee before it is offered to the general public.

> Like all stock, shares of Community First Bancorp, Inc. common stock issued in this offering will not be insured by the FDIC.

Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common stock of Community First Bancorp, Inc. you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Kentucky time, on June 17, 2003.

If you have additional questions regarding the offering, please call us at (xxx) xxx-xxxx, Monday, through Friday, 8:30 AM to 4:00 PM, or stop by our Stock Information Center located at 240 S Main Street in Madisonville.

Sincerely,



William M. Tandy
Chairman, President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY COMMUNITY FIRST BANCORP, INC., COMMUNITY FIRST BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

May 23, 2003


Dear Prospective Investor:


We are pleased to announce that Community First Bank is converting from the mutual to the stock form of organization (the "Conversion"). In connection with the Conversion, Community First Bancorp, Inc., the newly-formed holding company for Community First Bank, is offering common stock in a subscription and community offering pursuant to a Plan of Conversion.

We have enclosed the following materials that will help you learn more about the merits of Community First Bancorp, Inc. common stock as an investment. Please read and review the materials carefully.

         PROSPECTUS:   This  document   provides   detailed   information  about
         operations at Community First Bank and a complete discussion on the proposed stock offering.


         STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 noon, Kentucky Time, June 17, 2003.

We invite you and other local community members to become charter shareholders of Community First Bancorp, Inc. Through this offering you have the opportunity to buy stock directly Community First Bancorp, Inc. without a commission or a fee.

If you have additional  questions  regarding the  Conversion,  please call us at
(xxx) xxx-xxxx, Monday through Friday, 8:30 AM to 4:00 PM, or stop by our Stock Information Center located at 240 S Main Street in Madisonville.


Sincerely,



William M. Tandy
Chairman, President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY COMMUNITY FIRST BANCORP, INC., COMMUNITY FIRST BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

[GRAPHIC OMITTED]
                          KEEFE, BRUYETTE & WOODS, INC.


May 23, 2003


To Members and Friends of
Community First Bank

--------------------------------------------------------------------------------

Keefe,  Bruyette  &  Woods,  Inc.,  a  member  of the  National  Association  of
Securities Dealers, Inc. ("NASD"), is assisting Community First Bank in converting from the mutual to the stock form of organization which will then become a wholly-owned subsidiary of a new holding company, Community First Bancorp, Inc. In connection with the conversion, Community First Bancorp, Inc. is offering shares of its common stock in a subscription and community offering pursuant to a Plan of Conversion.

At the request of Community First Bancorp, Inc., we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of Community First Bancorp, Inc. common stock being offered to customers of Community First Bank and various other persons until 12:00 Noon, Kentucky time, on June 17, 2003. Please read the enclosed offering materials carefully, including the Prospectus, for a complete description of the stock offering. Community First Bancorp, Inc. has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center located at 240 S Main Street in Madisonville, Monday through Friday, 8:30 AM to 4:00 PM, or feel free to call the Stock Information Center at (xxx) xxx-xxxx.



Very truly yours,


Keefe, Bruyette & Woods, Inc.




THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY COMMUNITY FIRST BANCORP, INC., COMMUNITY FIRST BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

--------------------------------------------------------------------------------

                                   PROXY GRAM

                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Community First Bank from a mutual savings institution to a stock savings institution.

         Your vote on the Plan of Conversion has not yet been received.

        Voting for the Conversion does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

              Not Returning Your Proxy Cards has the Same Effect as
                     Voting "Against" the Conversion...and

  Your Board of Directors Unanimously Recommends a Vote "FOR" the Conversion.

                         Your Vote Is Important To Us!
                         -----------------------------

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,



William M. Tandy
Chairman, President and Chief Executive Officer
Community First Bank
Madisonville, Kentucky

                 If you have already mailed your proxy card(s),
              please accept our thanks and disregard this notice.
                   For further information call (xxx)xxx-xxxx.

--------------------------------------------------------------------------------

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY COMMUNITY FIRST BANCORP, INC., COMMUNITY FIRST BANK THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

--------------------------------------------------------------------------------

                                   PROXY GRAM

                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to convert Community First Bank from a mutual savings institution to a stock savings institution.

         Your vote on the Plan of Conversion has not yet been received.

       Voting for the Conversion does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

             Not Returning Your Proxy Cards has the Same Effect as
                      Voting "Against" the Conversion...and

  Your Board of Directors Unanimously Recommends a Vote "FOR" the Conversion.

                      Our Reasons for the Corporate Change
                      ------------------------------------

As a Mutual Institution:
------------------------
- There is no authority to issue capital stock and thus no access to this market source of equity capital.
-    Earnings from year to year are the only source of generating capital.

As a Stock Institution we will be able to:
------------------------------------------
-    Be  organized  in the  form  used by  commercial  banks  and  most  savings institutions.
- Have the flexibility to raise new equity capital at times deemed advantageous by the Board.
-    Support future growth and expanded operations, including increased lending.
- Better address the needs of the communities we serve thought he establishment of additional banking offices.
-    More easily make acquisitions and expand into new businesses.
- Establish stock compensation plans to provide an equity interest in the institution and greater incentive to improve its performance.

                         Your Vote Is Important To Us!
                         -----------------------------

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,


William M. Tandy
Chairman, President and Chief Executive Officer
Community First Bank

                 If you have already mailed your proxy card(s),
              please accept our thanks and disregard this notice.
                  For further information call (xxx) xxx-xxxx.

--------------------------------------------------------------------------------

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY COMMUNITY FIRST BANCORP, INC., COMMUNITY FIRST BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

{logo}   Community First Bank





May 23, 2003


Dear Valued Community First Bank Member:

We recently forwarded you a proxy statement and related materials regarding a proposal to convert Community First Bank from a mutual savings institution to a stock savings institution. This conversion will allow us to operate in essentially the same manner as we currently operate, but provides us with the flexibility to add capital, continue to grow and expand the bank, add new products and services, and increase our lending capability.

As of today, your vote on our Plan of Conversion has not yet been received. Your Board of Directors unanimously recommends a vote "FOR" the Plan of Conversion. If you mailed your proxy, please accept our thanks and disregard this request.

We would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope or dropping it off at your Community First Bank branch. Our meeting on June 24th is fast approaching and we'd like to receive your vote as soon as possible.

Voting FOR the Conversion does not affect the terms or insurance on your accounts. For further information call our Information Center at (xxx) xxx-xxxx.

Best regards and thank you,



William M. Tandy
Chairman, President and Chief Executive Officer

--------------------------------------------------------------------------------


                           YOU ARE CORDIALLY INVITED
                        to a Community Investors Meeting

                     to learn more about the Conversion of
                 Community First Bank and the stock offering of

                         Community First Bancorp, Inc.


Senior executives of Community First Bank and its investment bankers will present information and answer your questions about the Plan of Conversion and prospectus, as well as about the business and operations of Community First.

            -------------------------------------------------------

                DATE AND LOCATION               DATE AND LOCATION






            -------------------------------------------------------


                   There will be a Registered Representative
                  at the following location at the times noted.

                     --------------------------------------
                            Stock Information Center
                             240 South Main Street
                                Madisonville, KY

                     Monday - Friday 8:30 a.m. to 4:00 p.m.
                                 (xxx) xxx-xxxx
                     --------------------------------------


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY COMMUNITY FIRST BANCORP, INC., COMMUNITY FIRST BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Community First Bancorp, Inc.

                                Community Meeting

                                  May xx, 2003

--------------------------------------------------------------------------------

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY COMMUNITY FIRST BANCORP, INC., COMMUNITY FIRST BANK, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

LOCATION
--------


Address:
240 South Main Street
Madisonville, KY  42431

                                 [MAP OMITTED]

                          Management of Community First

o       William Tandy, President and CEO

o       Marilyn Locke, Vice President & Operations Officer

o       Michael Wortham, Vice President

                                  Total Assets
                                     ($000)

                            12/31/2001      $29,530
                            12/31/2002      $29,968

                                    Asset Mix

                              At December 31, 2002
                              --------------------

                            Loans, net                  86%
                            Investment Securities        6%
                            Cash and cash equivalents    3%
                            FHLB Stock                   2%
                            Other                        3%

                              Loans Receivable, Net
                                     ($000)

                            12/31/2001      $22,158
                            12/31/2002      $25,710

                                 Loan Portfolio

                              At December 31, 2002
                              --------------------

                            First Mortgage Loans        91.7%
                            Second Mortgage Loans        2.2%
                            Consumer Installment Loans   6.0%
                            Other                        0.1%

                                 Total Deposits
                                     ($000)

                            12/31/2001      $26,611
                            12/31/2002      $28,128

                                 Equity Capital
                                     ($000)

                            12/31/2001      $1,838
                            12/31/2002      $1,749

                          Total Equity to Total Assets

                            12/31/2001      6.22%
                            12/31/2002      5.84%

                               Regulatory Capital

                           Tangible
                           --------
                           Actual                5.8%
                           Requirement           1.5%
                           Excess                4.3%

                           Core
                           ----
                           Actual                5.8%
                           Requirement           4.0%
                           Excess                1.8%

                           Risk-based
                           ----------
                           Actual               11.1%
                           Requirement           8.0%
                           Excess                3.1%

                                    Net Loss
                                     (000s)

                            12/31/2001      -$125
                            12/31/2002      -$ 84

                            Return on Average Assets

                            12/31/2001      -0.43%
                            12/31/2002      -0.28%

                            Return on Average Equity

                            12/31/2001      -4.50%
                            12/31/2002      -6.41%

                               Net Interest Margin

                              12/31/2001     2.94%
                              12/31/2002     3.54%

                                 Pro Forma Data

                                        Minimum         Midpoint        Maximum         Maximum of
                                        of Range        of Range        of Range        Range (adj.)
                                        --------        --------        --------        ------------

Shares Sold in Offering                 $148,750        175,000         201,250         231,438

Sale Price Per Share                      $10.00         $10.00          $10.00          $10.00

Gross Proceeds                        $1,487,500     $1,750,000      $2,012,500      $2,314,380

Pro Forma
Stockholders' Equity                  $2,892,000     $3,144,000      $3,397,000      $3,688,000

Pro Forma
Stockholders' Equity per Share            $19.44         $17.96          $16.88          $15.93

Price/Book Ratio                           51.47%         55.68%          59.28%          62.77%

Pro Forma Net Income per Share             (0.55)         (0.46)          (0.40)         (10.39)

Price/Earnings Ratio                          NA             NA              NA              NA


*   Information based upon assumptions in the Prospectus under "Pro Forma Data".
(a) This is not intended to represent potential price appreciation. There are no assurances that the market price will be at or above the offering price once the shares are issued.

                              Preference Categories


1. Eligible Account Holders - Depositors with $50 or more on deposit as of December 31, 2001.

2. Tax Qualified Employee Stock Ownership Plans - Do not currently intend to implement

3. Supplemental Eligible Account Holders - Depositors with $50 or more on deposit as of March 31, 2003.

1    Other Members at May __, 2003

1    Local Community - Hopkins County

1    General Community

                        We thank you for your interest in

                          Community First Bancorp, Inc.